COLUMBIA FUNDS SERIES TRUST  - ANNUAL N-SAR REPORT FOR THE PERIOD ENDING 3/31/10

Columbia LifeGoal Growth Portfolio
Columbia LifeGoal Balanced Growth Portfolio
Columbia LifeGoal Income and Growth Portfolio
Columbia LifeGoal Income Portfolio
Columbia Masters International Equity Portfolio
Columbia California Intermediate Municipal Bond Fund
Columbia Georgia Intermediate Municipal Bond Fund
Columbia Maryland Intermediate Municipal Bond Fund
Columbia North Carolina Intermediate Municipal Bond Fund
Columbia South Carolina Intermediate Municipal Bond Fund
Columbia Virginia Intermediate Municipal Bond Fund
Columbia Asset Allocation Fund II
Columbia High Income Fund
Corporate Bond Portfolio
Mortgage- and Asset-Backed Portfolio
Columbia Short Term Bond Fund
Columbia Total Return Bond Fund
Columbia Short Term Municipal Bond Fund
(each a "Fund", collectively the "Funds")


77B Report of Independent Registered Public Accounting Firm

To the Trustees and Shareholders of Columbia Funds Series Trust

In planning and performing our audit of the financial statements of Columbia Short Term Municipal Bond Fund, Columbia Georgia Intermediate Municipal Bond Fund, Columbia Maryland Intermediate Municipal Bond Fund, Columbia North Carolina Intermediate
Municipal Bond Fund, Columbia South Carolina Intermediate Municipal Bond Fund, Columbia Virginia Intermediate Municipal Bond Fund, Columbia California Intermediate Municipal Bond Fund, Columbia Asset Allocation Fund II, Columbia High Income Fund, Columbia Short Term Bond Fund, Columbia Total Return Bond Fund, Corporate Bond Portfolio, Mortgage- and Asset-Backed Portfolio, Columbia LifeGoal Balanced Growth Portfolio, Columbia LifeGoal Growth Portfolio, Columbia LifeGoal Income and Growth Portfolio, Columbia LifeGoal Income Portfolio, Columbia Masters International Equity Portfolio (each a series of Columbia Funds Series Trust and hereafter collectively referred to as the "Funds") as of and for the year ended March 31, 2010, in accordance with the standards of the Public Company Accounting Oversight Board (United States), we considered the Funds' internal control over financial reporting, including controls over safeguarding securities, as a basis for designing our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting. Accordingly, we do not express an opinion on the effectiveness of the Funds' internal control over financial reporting.

The management of the Funds is responsible for establishing and maintaining effective internal control over financial reporting.
In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. A fund's internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A fund's internal control over financial reporting includes those policies and procedures that
(1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the fund; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the fund are being made only in accordance with authorizations of management and trustees of the fund; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of a fund's assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

A deficiency in internal control over financial reporting exists when the design or operation of a control does not allow management or employees, in the normal course of performing their assigned functions, to prevent or detect misstatements on a timely basis. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the Funds' annual or interim financial statements will not be prevented or detected on a timely basis.

Our consideration of the Funds' internal control over financial reporting was for the limited purpose described in the first paragraph and would not necessarily disclose all deficiencies in internal control over financial reporting that might be material weaknesses under standards established by the Public Company Accounting Oversight Board (United States). However, we noted no deficiencies in the Funds' internal control over financial reporting and its operation, including controls over safeguarding securities, that we consider to be material weaknesses as defined above as of March 31, 2010.

This report is intended solely for the information and use of management and the Board of Trustees of the Funds and the Securities and Exchange Commission and is not intended to be and should not be used by anyone other than these specified parties.


/s/PricewaterhouseCoopers LLP
Boston, Massachusetts
May 21, 2010


ITEM 77C - MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS:

COLUMBIA LIFEGOAL PORTFOLIOS

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust was held to consider the approval of several proposals listed in the
proxy statement for the meeting.   Proposal 1 and Proposal 2 were voted on by
Columbia LifeGoal Income Portfolio shareholders at the March 3, 2010 meeting of shareholders and by Columbia LifeGoal Income and Growth Portfolio, Columbia LifeGoal Growth Portfolio and Columbia LifeGoal Balanced Growth Portfolio shareholders at an adjourned meeting of shareholders held on March 31, 2010. Proposal 3 was voted on at an adjourned meeting of shareholders held on April 26, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved for each Portfolio as follows:

FUND                                              VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
----                                              ---------     -------------     -----------     ----------------
Columbia LifeGoal Growth Portfolio                20,764,875    620,729           668,782         12,707,939
Columbia LifeGoal Balanced Growth Portfolio       31,043,523    1,011,959         1,438,808       18,806,369
Columbia LifeGoal Income and Growth Portfolio     8,043,840     308,360           308,590         4,082,386
Columbia LifeGoal Income Portfolio                1,709,027     52,932            22,202          895,004

Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Portfolio in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved for each Portfolio as follows:

FUND                                           VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
----                                           ---------     -------------     -----------     ----------------
Columbia LifeGoal Growth Portfolio             20,167,052    1,245,549         641,784         12,707,940
Columbia LifeGoal Balanced Growth Portfolio    30,127,074    1,980,724         1,386,491       18,806,370
Columbia LifeGoal Income and Growth Portfolio  7,837,630     452,583           370,575         4,082,388
Columbia LifeGoal Income Portfolio             1,627,107     119,729           37,324          895,005

Proposal 3: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

TRUSTEE                  VOTES FOR       VOTES WITHHELD     ABSTENTIONS
-------                  ---------       --------------     -----------
Edward J. Boudreau, Jr.  2,680,026,424   72,649,450         0
William P. Carmichael    2,679,841,716   72,834,157         0
William A. Hawkins       2,679,847,210   72,828,663         0
R. Glenn Hilliard        2,679,699,063   72,976,810         0
John J. Nagorniak        2,680,054,075   72,621,799         0
Minor M. Shaw            2,680,402,097   72,273,776         0
Anthony M. Santomero     2,679,633,235   73,042,638         0

COLUMBIA SHORT TERM MUNICIPAL BOND FUND, COLUMBIA CALIFORNIA INTERMEDIATE MUNICIPAL BOND FUND, COLUMBIA GEORGIA INTERMEDIATE MUNICIPAL BOND FUND, COLUMBIA MARYLAND INTERMEDIATE MUNICIPAL BOND FUND, COLUMBIA NORTH CAROLINA INTERMEDIATE MUNICIPAL BOND FUND, COLUMBIA SOUTH CAROLINA INTERMEDIATE BOND FUND, COLUMBIA VIRGINIA INTERMEDIATE MUNICIPAL BOND FUND

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust was held to consider the approval of several proposals listed in the
proxy statement for the meeting.   Proposal 1 and Proposal 2 were voted at
the March 3, 2010 meeting of shareholders and Proposal 3 was voted on at an adjourned meeting of shareholders held on April 26, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved for each Fund as follows:

FUND                                                        VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
----                                                        ---------     -------------     -----------     ----------------
Columbia Short Term Municipal Bond Fund                     168,847,400   538,268           979,895         39,238,083
Columbia California Intermediate Municipal Bond Fund        20,417,273    317,729           22,166          1,096,908
Columbia Georgia Intermediate Municipal Bond Fund           10,953,217    7,268             91,815          1,419,609
Columbia Maryland Intermediate Municipal Bond Fund          13,081,066    58,557            12,061          1,885,896
Columbia North Carolina Intermediate Municipal Bond Fund    17,972,621    91,076            50,370          2,045,248
Columbia South Carolina Intermediate Bond Fund              16,519,687    44,451            41,819          2,589,569
Columbia Virginia Intermediate Municipal Bond Fund          27,120,102    21,088            99,287          2,923,771

Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved for each Fund as follows:

FUND                                                       VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
----                                                       ---------     -------------     -----------     ----------------
Columbia Short Term Municipal Bond Fund                    166,234,916   3,571,598         559,046         39,238,086
Columbia California Intermediate Municipal Bond Fund       20,227,246    493,602           36,320          1,096,908
Columbia Georgia Intermediate Municipal Bond Fund          10,795,585    164,899           91,815          1,419,610
Columbia Maryland Intermediate Municipal Bond Fund         13,011,216    109,143           31,325          1,885,896
Columbia North Carolina Intermediate Municipal Bond Fund   17,716,783    335,417           61,864          2,045,252
Columbia South Carolina Intermediate Bond Fund             16,439,684    126,391           39,882          2,589,569
Columbia Virginia Intermediate Municipal Bond Fund         26,977,238    156,922           106,315         2,923,772

Proposal 3: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

TRUSTEE                   VOTES FOR       VOTES WITHHELD     ABSTENTIONS
-------                   ---------       --------------     -----------
Edward J. Boudreau, Jr.   2,680,026,424   72,649,450         0
William P. Carmichael     2,679,841,716   72,834,157         0
William A. Hawkins        2,679,847,210   72,828,663         0
R. Glenn Hilliard         2,679,699,063   72,976,810         0
John J. Nagorniak         2,680,054,075   72,621,799         0
Minor M. Shaw             2,680,402,097   72,273,776         0
Anthony M. Santomero      2,679,633,235   73,042,638         0

COLUMBIA MASTERS INTERNATIONAL EQUITY PORTFOLIO

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust was held to consider the approval of several proposals listed in the
proxy statement for the meeting.   Proposal 1 and Proposal 2 were voted on at
the March 3, 2010 meeting of shareholders and Proposal 3 was voted on at an adjourned meeting of shareholders held on April 26, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved as follows:

VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
---------     -------------     -----------     ----------------
12,323,506    122,404           113,840         4,898,896

Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved as follows:

VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
---------     -------------     -----------     ----------------
12,150,175    291,464           118,110         4,898,897

Proposal 3: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

TRUSTEE                    VOTES FOR       VOTES WITHHELD     ABSTENTIONS
-------                    ---------       --------------     -----------
Edward J. Boudreau, Jr.    2,680,026,424   72,649,450         0
William P. Carmichael      2,679,841,716   72,834,157         0
William A. Hawkins         2,679,847,210   72,828,663         0
R. Glenn Hilliard          2,679,699,063   72,976,810         0
John J. Nagorniak          2,680,054,075   72,621,799         0
Minor M. Shaw              2,680,402,097   72,273,776         0
Anthony M. Santomero       2,679,633,235   73,042,638         0

COLUMBIA ASSET ALLOCATION FUND II

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust was held to consider the approval of several proposals listed in the
proxy statement for the meeting.   Proposal 1 and Proposal 2 were voted on at
the March 3, 2010 meeting of shareholders and Proposal 3 was voted on at an adjourned meeting of shareholders held on April 26, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved as follows:

VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
---------     -------------     -----------     ----------------
2,862,775     61,130            66,496          1,539,994

Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved as follows:

VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
---------     -------------     -----------     ----------------
2,791,435     124,668           80,297          1,539,996

Proposal 3: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

TRUSTEE                   VOTES FOR       VOTES WITHHELD     ABSTENTIONS
-------                   ---------       --------------     -----------
Edward J. Boudreau, Jr.   2,680,026,424   72,649,450         0
William P. Carmichael     2,679,841,716   72,834,157         0
William A. Hawkins        2,679,847,210   72,828,663         0
R. Glenn Hilliard         2,679,699,063   72,976,810         0
John J. Nagorniak         2,680,054,075   72,621,799         0
Minor M. Shaw             2,680,402,097   72,273,776         0
Anthony M. Santomero      2,679,633,235   73,042,638         0

COLUMBIA TOTAL RETURN BOND FUND, COLUMBIA SHORT TERM BOND FUND, COLUMBIA HIGH INCOME FUND

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust was held to consider the approval of several proposals listed in the
proxy statement for the meeting.   Proposal 1 and Proposal 3 were voted at
the March 3, 2010 meeting of shareholders. Proposal 2 was voted on at the March 3, 2010 meeting of shareholders by Columbia High Income Fund shareholders. Proposal 4 was voted on at an adjourned meeting of shareholders held on April 26, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved for each Fund as follows:

FUND                              VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
----                              ---------     -------------     -----------     ----------------
Columbia Total Return Bond Fund   117,428,712   641,113           436,775         5,617,218
Columbia Short Term Bond Fund     160,192,883   1,138,152         644,390         24,692,069
Columbia High Income Fund         81,034,298    212,246           318,376         14,784,307

Proposal 2: A proposed Investment Subadvisory Agreement with MacKay Shields LLC was approved for Columbia High Income Fund as follows:

VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
---------     -------------     -----------     ----------------
81,007,709    201,248           355,961         14,784,309

Proposal 3: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Fund in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved for each Fund as follows:

FUND                               VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
----                               ---------     -------------     -----------     ----------------
Columbia Total Return Bond Fund    117,062,795   986,698           457,105         5,617,220
Columbia Short Term Bond Fund      151,427,046   9,852,428         695,942         24,692,078
Columbia High Income Fund          79,244,571    1,963,866         356,471         14,784,319

Proposal 4: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

TRUSTEE                     VOTES FOR       VOTES WITHHELD     ABSTENTIONS
-------                     ---------       --------------     -----------
Edward J. Boudreau, Jr.     2,680,026,424   72,649,450         0
William P. Carmichael       2,679,841,716   72,834,157         0
William A. Hawkins          2,679,847,210   72,828,663         0
R. Glenn Hilliard           2,679,699,063   72,976,810         0
John J. Nagorniak           2,680,054,075   72,621,799         0
Minor M. Shaw               2,680,402,097   72,273,776         0
Anthony M. Santomero        2,679,633,235   73,042,638         0

CORPORATE BOND PORTFOLIO AND MORTGAGE- AND ASSET-BACKED PORTFOLIO

On March 3, 2010, a special meeting of shareholders of Columbia Funds Series Trust was held to consider the approval of several proposals listed in the
proxy statement for the meeting.   Proposal 1 and Proposal 2 were voted on at
the March 3, 2010 meeting of shareholders and Proposal 3 was voted on at an adjourned meeting of shareholders held on April 26, 2010. The results of shareholder meeting are as follows:

Proposal 1: A proposed Investment Management Services Agreement with Columbia Management Investment Advisers, LLC (formerly, RiverSource Investments, LLC) (CMIA) was approved for each Portfolio as follows:

FUND                                    VOTES FOR    VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
----                                    ---------    -------------     -----------     ----------------
Corporate Bond Portfolio                2,240,031    0                 0               0
Mortgage- and Asset-Backed Portfolio    4,481,459    0                 0               1,214

Proposal 2: A proposal authorizing CMIA to enter into and materially amend subadvisory agreements for the Portfolio in the future, with the approval of the Trust's Board of Trustees, but without obtaining additional shareholder approval, was approved for each Portfolio as follows:

FUND                                    VOTES FOR     VOTES AGAINST     ABSTENTIONS     BROKER NON-VOTES
----                                    ---------     -------------     -----------     ----------------
Corporate Bond Portfolio                2,240,031     0                 0               0
Mortgage- and Asset-Backed Portfolio    4,481,459     0                 0               1,214

Proposal 4: Each of the nominees for trustees was elected to the Trust's Board of Trustees, each to hold office until he or she dies, resigns or is removed or, if sooner, until the next meeting of shareholders called for the purpose of electing trustees and until the election and qualification of his or her successor, as follows:

TRUSTEE                  VOTES FOR       VOTES WITHHELD     ABSTENTIONS
-------                  ---------       --------------     -----------
Edward J. Boudreau, Jr.  2,680,026,424   72,649,450         0
William P. Carmichael    2,679,841,716   72,834,157         0
William A. Hawkins       2,679,847,210   72,828,663         0
R. Glenn Hilliard        2,679,699,063   72,976,810         0
John J. Nagorniak        2,680,054,075   72,621,799         0
Minor M. Shaw            2,680,402,097   72,273,776         0
Anthony M. Santomero     2,679,633,235   73,042,638         0

ITEM 77D/77Q1(b) - POLICIES WITH RESPECT TO SECURITIES INVESTMENTS:

On March 31, 2010, a Form Type 497, accession number (0001193125-10- 072916), which included a supplement to the registration statement of Columbia Funds Series Trust on behalf of COLUMBIA HIGH INCOME FUND, was filed with the SEC. It is hereby incorporated by reference as part of the response to this Items 77D and 77Q1(b) of Form N-SAR. The prospectus supplement disclosed certain changes that were made to the policies with respect to security investments of the Fund.

ITEM 77E - LEGAL PROCEEDINGS:

Columbia Nations Funds

As of May, 2010

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc. was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company (now known as RiverSource) mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota (the District Court). In response to defendants' motion to dismiss the complaint, the District Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery. Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals
(the Eighth Circuit) on August 8, 2007. On April 8, 2009, the Eighth Circuit reversed summary judgment and remanded to the District Court for further proceedings. On August 6, 2009, defendants filed a writ of certiorari with the U.S. Supreme Court (the Supreme Court), asking the Supreme Court to stay the District Court proceedings while the Supreme Court considers and rules in a case captioned Jones v. Harris Associates, which involves issues of law similar to those presented in the Gallus case. On March 30, 2010, the Supreme Court issued its ruling in Jones v. Harris Associates, and on April 5, 2010, the Supreme Court vacated the Eighth Circuit's decision in the Gallus case and remanded the case to the Eighth Circuit for further consideration in light of the Supreme Court's decision in Jones v. Harris Associates.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission
(SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment
Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million.
AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

On November 7, 2008, RiverSource Investments, LLC, a subsidiary of Ameriprise Financial, Inc., acquired J. & W. Seligman & Co. Incorporated (Seligman). In late 2003, Seligman conducted an extensive internal review concerning mutual fund trading practices. Seligman's review, which covered the period 2001-2003, noted one arrangement that permitted frequent trading in certain open-end registered investment companies managed by Seligman (the Seligman Funds); this arrangement was in the process of being closed down by Seligman before September 2003. Seligman identified three other arrangements that permitted frequent trading, all of which had been terminated by September 2002. In January 2004, Seligman, on a voluntary basis, publicly disclosed these four arrangements to its clients and to shareholders of the Seligman Funds. Seligman also provided information concerning mutual fund trading practices to the SEC and the Office of the Attorney General of the State of New York (NYAG).

In September 2006, the NYAG commenced a civil action in New York State Supreme Court against Seligman, Seligman Advisors, Inc. (now known as RiverSource Fund Distributors, Inc.), Seligman Data Corp. and Brian T. Zino (collectively, the Seligman Parties), alleging, in substance, that the Seligman Parties permitted various persons to engage in frequent trading and, as a result, the prospectus disclosure used by the registered investment companies then managed by Seligman was and had been misleading. The NYAG included other related claims and also claimed that the fees charged by Seligman to the Seligman Funds were excessive. On March 13, 2009, without admitting or denying any violations of law or wrongdoing, the Seligman Parties entered into a stipulation of settlement with the NYAG and settled the claims made by the NYAG. Under the terms of the settlement, Seligman paid $11.3 million to four Seligman Funds. This settlement resolved all outstanding matters between the Seligman Parties and the NYAG. In addition to the foregoing matter, the New York staff of the SEC indicated in September 2005 that it was considering recommending to the Commissioners of the SEC the instituting of a formal action against Seligman and Seligman Advisors, Inc. relating to frequent trading in the Seligman Funds. Seligman responded to the staff in October 2005 that it believed that any action would be both inappropriate and unnecessary, especially in light of the fact that Seligman had previously resolved the underlying issue with the Independent Directors of the Seligman Funds and made recompense to the affected Seligman Funds. There have been no further developments with the SEC on this matter.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


ITEM 77Q1(e) - NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY CONTRACTS (THE FUNDS):

                 INVESTMENT MANAGEMENT SERVICES AGREEMENT
                       COLUMBIA FUNDS SERIES TRUST

This Agreement, dated as of May 1, 2010, is by and between Columbia Management Investment Advisers, LLC (formerly known as RiverSource Investments, LLC) (the "Investment Manager"), a Minnesota limited liability company and Columbia Funds Series Trust (the "Registrant"), a Delaware statutory trust, on behalf of its underlying series listed in Schedule A (the term "Fund" or "Funds" is used to refer to either the Registrant or its underlying series, as context requires).

PART ONE: INVESTMENT MANAGEMENT AND OTHER SERVICES

(1)  The Fund hereby retains the Investment Manager, and the Investment
     Manager hereby agrees, for the period of this Agreement and under the terms and conditions hereinafter set forth, to furnish the Fund continuously with investment advice; to determine, consistent with the Fund's investment objectives, strategies and policies as from time to time set forth in its then-current prospectus or statement of additional information, or as otherwise established by the Board of Directors/Trustees (the "Board"), which investments, in the Investment

     Manager's discretion, shall be purchased, held or sold, and to execute or cause the execution of purchase or sell orders; to recommend changes to investment objectives, strategies and policies to the Board, as the Investment Manager deems appropriate; to perform investment research and prepare and make available to the Fund research and statistical data in connection therewith; and to furnish all other services of whatever nature that the Investment Manager from time to time reasonably determines to be necessary or useful in connection with the investment management of the Fund as provided under this Agreement; subject always to oversight by the Board and the authorized officers of the Fund. The Investment Manager agrees: (a) to maintain an adequate organization of competent persons to provide the services and to perform the functions herein mentioned (to the extent that such services and functions have not been delegated to a subadviser); and (b) to maintain adequate oversight over any subadvisers hired to provide services and to perform the functions herein mentioned. The Investment Manager agrees to meet with any persons at such times as the Board deems appropriate for the purpose of reviewing the Investment Manager's performance under this Agreement and will prepare and furnish to the Board such reports, statistical data and other information relating to the investment management of the Fund in such form and at such intervals as the Board may reasonably request. The Fund agrees that the Investment Manager may, at its own expense, subcontract for certain of the services described under this Agreement (including with affiliates of the Investment Manager) with the understanding that the quality and scope of services required to be provided under this Agreement shall not be diminished thereby, and also with the understanding that the Investment Manager shall obtain such approval from the Board and/or Fund shareholders as is required by applicable law, rules and regulations promulgated thereunder, terms of this Agreement, resolutions of the Board and commitments of the Investment Manager. The Investment Manager agrees that, in the event it subcontracts with another party for some or all of the investment management services contemplated by this Agreement with respect to the Fund in reliance on its "manager-of-managers" exemptive order (Investment Company Act Release No. 25664 (July 16, 2002)) or a subsequent order containing such conditions, the Investment Manager will retain overall supervisory responsibility for the general management and investment of the Fund and, subject to review and approval by the Board, will set the Fund's overall investment strategies (consistent with the Fund's then-current prospectus and statement of additional information); evaluate, select and recommend one or more subadvisers to manage all or a portion of the Fund's assets; when appropriate, allocate and reallocate the Fund's assets among multiple subadvisers; monitor and evaluate the investment performance of subadvisers; and implement procedures reasonably designed to ensure that the subadvisers comply with the Fund's investment objectives, policies and restrictions.

(2) The Investment Manager shall comply (or cause the Fund to comply, as applicable) with all applicable law, including but not limited to the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder (the "1940 Act"), the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder, the 1933 Act, and the provisions of the Internal Revenue Code of 1986, as amended, applicable to the Fund as a regulated investment company.

(3) The Investment Manager shall allocate investment opportunities among its clients, including the Fund, in a fair and equitable manner, consistent with its fiduciary obligations to clients. The Fund recognizes that the Investment Manager and its affiliates may from time to time acquire information about issuers or securities that it may not share with, or act upon for the benefit of, the Fund.

(4) The Investment Manager agrees to vote proxies and to provide or withhold consents, or to provide such support as is required or requested by the Board in conjunction with voting proxies and providing or withholding consents, solicited by or with respect to the issuers of securities in which the Fund's assets may be invested from time to time, as directed by the Board from time to time.

(5) The Investment Manager agrees that it will maintain all required records, memoranda, instructions or authorizations relating to the management of the assets for the Fund, including with respect to the acquisition or disposition of securities. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Investment Manager hereby agrees that all records that it maintains for each Fund under this Agreement are the property of the Registrant and further agrees to surrender promptly to the Registrant any of such records upon request.

(6) The Fund agrees that it will furnish to the Investment Manager any information that the latter may reasonably request with respect to the services performed or to be performed by the Investment Manager under this Agreement.

(7) In selecting broker-dealers for execution, the Investment Manager will seek to obtain best execution for securities transactions on behalf of the Fund, except where otherwise directed by the Board. In selecting broker-dealers to execute transactions, the Investment Manager may consider not only available prices (including commissions or mark-up), but also other relevant factors such as, without limitation, the characteristics of the security being traded, the size and difficulty of the transaction, the execution, clearance and settlement capabilities as well as the reputation, reliability, and financial soundness of the broker-dealer selected, the broker-dealer's risk in positioning a block of securities, the broker-dealer's execution service rendered on a continuing basis and in other transactions, the broker-dealer's expertise in particular markets, and the broker-dealer's ability to provide research services. To the extent permitted by law, and consistent with its obligation to seek best execution, the Investment Manager may, except where otherwise directed by the Board, execute transactions or pay a broker-dealer a commission or markup in excess of that which another broker-dealer might have charged for executing a transaction provided that the Investment Manager determines, in good faith, that the execution is appropriate or the commission or markup is reasonable in relation to the value of the brokerage and/or research services provided, viewed in terms of either that particular transaction or the Investment Manager's overall responsibilities with respect to the Fund and other clients for which it acts as investment adviser. The Investment Manager shall not consider the sale or promotion of shares of the Fund, or other affiliated products, as a factor in the selection of broker dealers through which transactions are executed.

(8) Except for willful misfeasance, bad faith or negligence on the part of the Investment Manager in the performance of its duties, or reckless disregard by the Investment Manager of its obligations and duties, under this Agreement, neither the Investment Manager, nor any of its respective directors, officers, partners, principals, employees, or agents shall be liable for any acts or omissions or for any loss suffered by the Fund or its shareholders or creditors. To the extent permitted by applicable law, each of the Investment Manager, and its respective directors, officers, partners, principals, employees and agents, shall be entitled to rely, and shall be protected from liability in reasonably relying, upon any information or instructions furnished to it (or any of them as individuals) by the Fund or its agents which is believed in good faith to be accurate and reliable. The Fund understands and acknowledges that the Investment Manager does not warrant any rate of return, market value or performance of any assets in the Fund. Notwithstanding the foregoing, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and, therefore, nothing herein shall constitute a waiver of any right which the Fund may have under such laws or regulations.

PART TWO:  COMPENSATION TO THE INVESTMENT MANAGER

(1) The Fund agrees to pay to the Investment Manager, in full payment for the services furnished, a fee as set forth in Schedule A.

(2) The fee shall be accrued daily (unless otherwise directed by the Board consistent with the prospectus and statement of additional information of the Fund) and paid on a monthly basis and, in the event of the effectiveness or termination of this Agreement, in whole or in part with respect to any Fund, during any month, the fee paid to the Investment Manager shall be prorated on the basis of the number of days that this Agreement is in effect during the month with respect to which such payment is made.

(3) The fee provided for hereunder shall be paid in cash by the Fund to the Investment Manager within five business days after the last day of each month.

Part Three:  ALLOCATION OF EXPENSES

(1) The Investment Manager shall (a) furnish at its expense such office space, supplies, facilities, equipment, clerical help and other personnel and services as are required to render the services contemplated to be provided by it pursuant to this Agreement and (b) pay the compensation of the trustees or officers of the Fund who are directors, officers or employees of the Investment Manager (except to the extent the Board of the Fund shall have specifically approved the payment by the Fund of all or a portion of the compensation of the Fund's chief compliance officer or other officer(s)). Except to the extent expressly assumed by the Investment Manager, and except to the extent required by law to be paid or reimbursed by the Investment Manager, the Investment Manager shall have no duty to pay any Fund operating expenses incurred in the organization and operation of the Fund.

Part Four: MISCELLANEOUS

(1) The Investment Manager shall be deemed to be an independent contractor and, except as expressly provided or authorized in this Agreement or otherwise, shall have no authority to act for or represent the Fund.

(2) The Fund acknowledges that the Investment Manager and its affiliates may perform investment advisory services for other clients, so long as the Investment Manager's services to the Fund under this Agreement are not impaired thereby. The Investment Manager and its affiliates may give advice or take action in the performance of duties to other clients that may differ from advice given, or the timing and nature of action taken, with respect to the Fund, and the Investment Manager and its affiliates and their respective clients may trade and have positions in securities of issuers where the Fund may own equivalent or related securities, and where action may or may not be taken or recommended for the Fund. Nothing in this Agreement shall be deemed to impose upon the Investment Manager or any of its affiliates any obligation to purchase or sell, or recommend for purchase or sale for the Fund, any security or any other property that the Investment Manager or any of its affiliates may purchase, sell or hold for its own account or the account of any other client.

(3) Neither this Agreement nor any transaction pursuant hereto shall be invalidated or in any way affected by the fact that Board members, officers, agents and/or shareholders of the Fund are or may be interested in the Investment Manager or any successor or assignee thereof, as directors, officers, stockholders or otherwise; that directors, officers, stockholders or agents of the Investment Manager are or may be interested in the Fund as Board members, officers, shareholders or otherwise; or that the Investment Manager or any successor or assignee is or may be interested in the Fund as shareholder or otherwise, provided, however, that neither the Investment Manager, nor any officer, Board member or employee thereof or of the Fund, shall knowingly sell to or buy from the Fund any property or security other than shares issued by the Fund, except in accordance with applicable regulations, United States Securities and Exchange Commission ("SEC") orders or published SEC staff guidance.

(4) Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the party to this Agreement entitled to receive such, at such party's principal place of business, or to such other address as either party may designate in writing mailed to the other in accordance with this Paragraph (4).

(5) All information and advice furnished by the Investment Manager to the Fund under this Agreement shall be confidential and shall not be disclosed to unaffiliated third parties, except as required by law, order, judgment, decree, or pursuant to any rule, regulation or request of or by any government, court, administrative or regulatory agency or commission, other governmental or regulatory authority or any self-regulatory organization. All information furnished by the Fund to the Investment Manager under this Agreement shall be confidential and shall not be disclosed to any unaffiliated third party, except as permitted or required by the foregoing, where it is necessary to effect transactions or provide other services to the Fund, or where the Fund requests or authorizes the Investment Manager to do so. The Investment Manager may share information with its affiliates in accordance with its privacy and other relevant policies in effect from time to time.

(6) This Agreement shall be governed by the internal substantive laws of the Commonwealth of Massachusetts without regard to the conflicts of laws principles thereof.

(7) The names "Columbia Funds Series Trust" and "Board Members of Columbia Funds Series Trust" refer respectively to the Registrant created by the Declaration of Trust and the Board Members as Board Members but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Registrant arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Registrant and that no Board Member, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Fund of the Registrant must look solely to the property belonging to such Fund for the enforcement of any claims against the Registrant.

(8) If any term, provision, agreement, covenant or restriction of this Agreement is held by a court or other authority of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired, or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a reasonably acceptable manner in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

(9) This Agreement may be executed in any number of counterparts, each of which shall be deemed an original for all purposes and all of which, taken together, shall constitute one and the same instrument.

PART FIVE: RENEWAL AND TERMINATION

(1) This Agreement shall continue in effect for two years from the date of its execution, and from year to year thereafter, unless and until terminated by either party as hereinafter provided, only if such continuance is specifically approved at least annually (a) by the Board or by a vote of the majority of the outstanding voting securities of the Fund and (b) by the vote of a majority of the Board members who are not parties to this Agreement or interested persons of any such party, cast in person at a meeting called for the purpose of voting on such approval. As used in this paragraph, the term "interested person" shall have the same meaning as set forth in the 1940 Act and any applicable order or interpretation thereof issued by the SEC or its staff. As used in this agreement, the term "majority of the outstanding voting securities of the Fund" shall have the same meaning as set forth in the 1940 Act.

(2) This Agreement may be terminated, with respect to any Fund, by either the Fund or the Investment Manager at any time by giving the other party 60 days' written notice of such intention to terminate, provided that any termination shall be made without the payment of any penalty, and provided further that termination may be effected either by the Board or by a vote of the majority of the outstanding voting securities of the Fund.

(3) This Agreement shall terminate in the event of its assignment, the term "assignment" for this purpose having the same meaning as set forth in the 1940 Act, unless the SEC issues an order exempting such assignment from the provisions of the 1940 Act requiring such termination, in which case this Agreement shall remain in full force and effect, subject to the terms of such order.

(4) Except as prohibited by the 1940 Act, this Agreement may be amended with respect to any Fund upon written agreement of the Investment Manager and the Trust, on behalf of that Fund.

PART SIX: USE OF NAME

(1) At such time as this Agreement or any extension, renewal or amendment hereof, or any similar agreement with any organization which shall have succeeded to the business of the Investment Manager, shall no longer be in effect, the Fund will cease to use any name derived from the name of the Investment Manager or of any organization which shall have succeeded to the Investment Manager's business as investment adviser.

                       [Signature Page Follows]

     IN WITNESS THEREOF, the parties hereto have executed the foregoing Agreement as of the day and year first above written.

                                      COLUMBIA FUNDS SERIES TRUST
                                      on behalf of the Funds


                                      By:  /s/ Michael G. Clarke
                                         --------------------------
                                      Name:  Michael G. Clarke
                                      Title: Senior Vice President and Chief
                                             Financial Officer


                                      COLUMBIA MANAGEMENT INVESTMENT ADVISERS,
                                      LLC


                                      By:  /s/ Amy K. Johnson
                                         --------------------------
                                      Name:  Amy K. Johnson
                                      Title: Senior Vice President



                INVESTMENT MANAGEMENT SERVICES AGREEMENT

                                                                     SCHEDULE A

                     FUND                                      ASSETS                          RATE OF FEE(1)
-------------------------------------------------------  ---------------------------------    ----------------
Columbia Asset Allocation Fund II                        All assets                              0.60%

Columbia California Intermediate Municipal Bond Fund     First $500 million                      0.40%
                                                         In excess of $500 million and
                                                         up to $1 billion                        0.35%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                      0.32%
                                                         In excess of $1.5 billion and
                                                         up to $3 billion                        0.29%
                                                         In excess of $3 billion and
                                                         up to $6 billion                        0.28%
                                                         In excess of $6 billion                 0.27%

Columbia Convertible Securities Fund                     First $500 million                      0.65%
                                                         In excess of $500 million and
                                                         up to $1 billion                        0.60%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                      0.55%
                                                         In excess of $1.5 billion               0.50%

Columbia Georgia Intermediate Municipal Bond Fund        First $500 million                      0.40%
                                                         In excess of $500 million and
                                                         up to $1 billion                        0.35%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                      0.32%
                                                         In excess of $1.5 billion and
                                                         up to $3 billion                        0.29%
                                                         In excess of $3 billion and
                                                         up to $6 billion                        0.28%
                                                         In excess of $6 billion                 0.27%

Columbia Global Value Fund                               First $500 million                      0.90%
                                                         In excess of $500 million and
                                                         up to $1 billion                        0.85%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                      0.80%
                                                         In excess of $1.5 billion and
                                                         up to $3 billion                        0.75%
                                                         In excess of $3 billion and
                                                         up to $6 billion                        0.73%
                                                         In excess of $6 billion                 0.71%

Columbia High Income Fund                                First $500 million                      0.55%
                                                         In excess of $500 million and
                                                         up to $1 billion                        0.52%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                      0.49%
                                                         In excess of $1.5 billion               0.46%

--------------------------
(1)  Annual rates based on a percentage of the Fund's average daily net assets.

                     FUND                                      ASSETS                          RATE OF FEE(1)
-------------------------------------------------------  ---------------------------------    ----------------
Columbia International Value Fund(2)                     First $500 million                      0.85%
                                                         In excess of $500 million and
                                                         up to $1 billion                        0.80%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                      0.75%
                                                         In excess of $1.5 billion and
                                                         up to $3 billion                        0.70%
                                                         In excess of $3 billion and
                                                         up to $6 billion                        0.68%
                                                         In excess of $6 billion                 0.66%

Columbia Large Cap Core Fund                             First $500 million                      0.60%
                                                         In excess of $500 million and
                                                         up to $1 billion                        0.55%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                      0.50%
                                                         In excess of $1.5 billion and
                                                         up to $3 billion                        0.45%
                                                         In excess of $3 billion and
                                                         up to $6 billion                        0.43%
                                                         In excess of $6 billion                 0.41%

Columbia Large Cap Enhanced Core Fund                    First $500 million                      0.35%
                                                         In excess of $500 million and
                                                         up to $1 billion                        0.30%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                      0.25%
                                                         In excess of $1.5 billion and
                                                         up to $3 billion                        0.20%
                                                         In excess of $3 billion and
                                                         up to $6 billion                        0.18%
                                                         In excess of $6 billion                 0.16%

Columbia Large Cap Index Fund                            All assets                              0.10%

Columbia Large Cap Value Fund                            First $500 million                      0.60%
                                                         In excess of $500 million and
                                                         up to $1 billion                        0.55%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                      0.43%
                                                         In excess of $1.5 billion and
                                                         up to $3 billion                        0.43%
                                                         In excess of $3 billion and
                                                         up to $6 billion                        0.43%
                                                         In excess of $6 billion                 0.41%

--------------------------
(2) Investment management fees are paid by Columbia International Value Master Portfolio, the master portfolio in the master/feeder arrangement.

                     FUND                                      ASSETS                          RATE OF FEE(1)
-------------------------------------------------------  ---------------------------------    ----------------
Columbia Marsico 21st Century Fund                       First $500 million                   0.75%
                                                         In excess of $500 million and
                                                         up to $1 billion                     0.70%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                   0.65%
                                                         In excess of $1.5 billion and
                                                         up to $3 billion                     0.60%
                                                         In excess of $3 billion and
                                                         up to $6 billion                     0.58%
                                                         In excess of $6 billion              0.56%

Columbia Marsico Focused Equities Fund                   First $500 million                   0.75%
                                                         In excess of $500 million and
                                                         up to $1 billion                     0.70%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                   0.65%
                                                         In excess of $1.5 billion and
                                                         up to $3 billion                     0.60%
                                                         In excess of $3 billion and
                                                         up to $6 billion                     0.58%
                                                         In excess of $6 billion              0.56%

Columbia Marsico Global Fund                             All assets                           0.80%

Columbia Marsico Growth Fund                             First $500 million                   0.75%
                                                         In excess of $500 million and
                                                         up to $1 billion                     0.70%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                   0.65%
                                                         In excess of $1.5 billion and
                                                         up to $3 billion                     0.60%
                                                         In excess of $3 billion and
                                                         up to $6 billion                     0.58%
                                                         In excess of $6 billion              0.56%

Columbia Marsico International Opportunities Fund        All assets                           0.80%

Columbia Maryland Intermediate Municipal Bond Fund       First $500 million                   0.40%
                                                         In excess of $500 million and
                                                         up to $1 billion                     0.35%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                   0.32%
                                                         In excess of $1.5 billion and
                                                         up to $3 billion                     0.29%
                                                         In excess of $3 billion and
                                                         up to $6 billion                     0.28%
                                                         In excess of $6 billion              0.27%

                     FUND                                      ASSETS                          RATE OF FEE(1)
-------------------------------------------------------  ---------------------------------    ----------------
Columbia Mid Cap Index Fund                              All assets                           0.10%

Columbia Mid Cap Value Fund                              First $500 million                   0.65%
                                                         In excess of $500 million and
                                                         up to $1 billion                     0.60%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                   0.55%
                                                         In excess of $1.5 billion            0.50%

Columbia Multi-Advisor International Equity Fund         First $500 million                   0.70%
                                                         In excess of $500 million and
                                                         up to $1 billion                     0.65%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                   0.60%
                                                         In excess of $1.5 billion and
                                                         up to $3 billion                     0.55%
                                                         In excess of $3 billion and
                                                         up to $6 billion                     0.53%
                                                         In excess of $6 billion              0.51%

Columbia Overseas Value Fund                             All assets                           0.82%

Columbia North Carolina Intermediate Municipal Bond
Fund                                                     First $500 million                   0.40%
                                                         In excess of $500 million and
                                                         up to $1 billion                     0.35%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                   0.32%
                                                         In excess of $1.5 billion and
                                                         up to $3 billion                     0.29%
                                                         In excess of $3 billion and
                                                         up to $6 billion                     0.28%
                                                         In excess of $6 billion              0.27%

Columbia Short Term Bond Fund                            All assets                           0.30%

Columbia Short Term Municipal Bond Fund                  First $500 million                   0.30%
                                                         In excess of $500 million            0.25%

Columbia Small Cap Growth Fund II                        First $500 million                   0.70%
                                                         In excess of $500 million and
                                                         up to $1 billion                     0.65%
                                                         In excess of $1 billion              0.60%

Columbia Small Cap Index Fund                            All assets                           0.10%

                     FUND                                      ASSETS                          RATE OF FEE(1)
-------------------------------------------------------  ---------------------------------    ----------------
Columbia Small Cap Value Fund II                         First $500 million                   0.70%
                                                         In excess of $500 million and
                                                         up to $1 billion                     0.65%
                                                         In excess of $1 billion              0.60%

Columbia South Carolina Intermediate Municipal Bond
Fund                                                     First $500 million                   0.40%
                                                         In excess of $500 million and
                                                         up to $1 billion                     0.35%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                   0.32%
                                                         In excess of $1.5 billion and
                                                         up to $3 billion                     0.29%
                                                         In excess of $3 billion and
                                                         up to $6 billion                     0.28%
                                                         In excess of $6 billion              0.27%

Columbia Total Return Bond Fund                          First $500 million                   0.40%
                                                         In excess of $500 million and
                                                         up to $1 billion:                    0.35%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion:                  0.32%
                                                         In excess of $1.5 billion and
                                                         up to $3 billion:                    0.29%
                                                         In excess of $3 billion and
                                                         up to $6 billion:                    0.28%
                                                         In excess of $6 billion:             0.27%

Columbia Virginia Intermediate Municipal Bond Fund       First $500 million                   0.40%
                                                         In excess of $500 million and
                                                         up to $1 billion                     0.35%
                                                         In excess of $1 billion and
                                                         up to $1.5 billion                   0.32%
                                                         In excess of $1.5 billion and
                                                         up to $3 billion                     0.29%
                                                         In excess of $3 billion and
                                                         up to $6 billion                     0.28%
                                                         In excess of $6 billion              0.27%

Corporate Bond Portfolio                                 All assets                           0.00%

Mortgage- and Asset-Backed Portfolio                     All assets                           0.00%

Columbia LifeGoal Balanced Growth Portfolio              All assets                           0.25%

Columbia LifeGoal Growth Portfolio                       All assets                           0.25%

                     FUND                                      ASSETS                          RATE OF FEE(1)
-------------------------------------------------------  ---------------------------------    ----------------
Columbia LifeGoal Income and Growth Portfolio            All assets                           0.25%

Columbia LifeGoal Income Portfolio                       For assets invested in other
                                                         Underlying Funds                     0.00%
                                                         For all other assets                 0.50%

Columbia Masters International Equity Portfolio          All assets                           0.00%

ITEM 77Q1(e) - NEW OR AMENDED REGISTRANT INVESTMENT ADVISORY CONTRACTS (COLUMBIA HIGH INCOME FUND):

 INVESTMENT SUB-ADVISORY AGREEMENT
COLUMBIA FUNDS SERIES TRUST

     THIS AGREEMENT is made as of May 1, 2010, by and between COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC (formerly, RiverSource Investments, LLC), a Minnesota limited liability company (the "Adviser"), MACKAY SHIELDS LLC, a Delaware limited liability company (the "Sub-Adviser"), and COLUMBIA FUNDS SERIES TRUST, a Delaware statutory trust (the "Trust"), on behalf of those series of the Trust now or hereafter identified on Schedule I (each a "Fund" and collectively, the "Funds").

     WHEREAS, the Trust is registered with the Securities and Exchange Commission (the "Commission") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

     WHEREAS, the Adviser is registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act");

     WHEREAS, the Sub-Adviser is also registered with the Commission as an investment adviser under the Advisers Act;

     WHEREAS, the Adviser and the Trust have entered into an investment management services agreement (the "Investment Management Services Agreement"), pursuant to which the Adviser manages the investment operations of each Fund and may delegate certain duties of the Adviser to one or more investment sub-adviser(s); and

     WHEREAS, the Adviser, with the approval of the Board of Trustees of the Trust (the "Board"), including a majority of the Trustees who are not "interested persons" (defined herein) of any party to this Agreement, desires to delegate to the Sub-Adviser the duty to manage the portfolio investments of the Funds;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed between the parties hereto as follows:

     1. APPOINTMENT OF SUB-ADVISER. The Adviser hereby appoints the Sub-Adviser and the Sub-Adviser hereby agrees to manage the portfolio investments of each Fund subject to the terms of this Agreement and subject to the supervision of the Adviser and the Board.

     2. SERVICES OF SUB-ADVISER. The Sub-Adviser shall perform all services necessary for the management of the portfolio investments of each Fund, including but not limited to:

     a) Managing the investment and reinvestment of all assets, now or hereafter acquired by each Fund, including determining what securities and other investments are to be purchased or sold for each Fund and executing transactions accordingly;

     b) Transmitting trades to each Fund's custodian for settlement in accordance with each Fund's procedures and as may be directed by the Trust;

     c) Assisting in the preparation of all shareholder communications, including shareholder reports, and participating in shareholder relations;

     d) Exercising upon authority delegated by the Adviser or providing support to the Adviser or the Trust in conjunction with exercising voting rights, rights to consent to Fund action and any other rights pertaining to each Fund's portfolio securities;

     e) Making recommendations to the Adviser and the Board with respect to Fund investment policies and procedures, and carrying out such investment policies and procedures as are approved by the Board or by the Adviser under authority delegated by the Board to the Adviser;

     f) Supplying reports, evaluations, analyses, statistical data and information to the Adviser, the Board or to the Funds' officers and other service providers as the Adviser or the Board may reasonably request from time to time or as may be necessary or appropriate for the operation of the Trust as an open-end investment company or as necessary to comply with Section 3(a) of this Agreement;

     g) Maintaining all books and records with respect to the investment decisions and securities transactions for each Fund required by applicable law;

     h) Furnishing any and all other services, subject to review by the Board, that the Adviser from time to time determines to be necessary or useful to perform its obligations under the Investment Management Services Agreement or as the Board may reasonably request from time to time.

     3. RESPONSIBILITIES OF SUB-ADVISER. In carrying out its obligations under this Agreement, the Sub-Adviser agrees that it will:

     a) Comply with all applicable law, including but not limited to the 1940 Act and the Advisers Act, the rules and regulations of the Commission thereunder, and the conditions of any order affecting the Trust or a Fund issued thereunder;

     b) Use the same skill and care in providing such services as it uses in providing services to other fiduciary accounts for which it has investment responsibilities;

     c) The Sub-Adviser acknowledges that the Funds may engage in transactions with certain investment sub-advisers in the Columbia Funds Family (and their affiliated persons) in reliance on exemptions under Rule 10f-3, Rule 12d3-1, Rule 17a-10 and Rule 17e-1 under the 1940 Act. Accordingly, the Sub-Adviser hereby agrees that it will not consult with any other investment sub-adviser of a Columbia Fund in the Columbia Funds Family concerning transactions for a Fund in securities or other investments, other than for purposes of complying with the conditions of Rule 12d3-1(a) and (b). With respect to a Fund with one or more investment sub-advisers in addition to the Sub-Adviser, the Sub-Adviser shall be limited to providing investment advice only with respect to the portion of the Fund's assets as the Adviser may determine from time to time, and shall not consult with any other investment sub-adviser to the Fund that is a principal underwriter or an affiliated person of a principal underwriter concerning transactions for the Fund in securities or other investments.

     d) Not make loans to any person for the purpose of purchasing or carrying Fund shares;

     e) Place, or arrange for the placement of, all orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer (including any affiliated broker or dealer). In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of each Fund the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker or dealer to execute a particular transaction, the Sub-Adviser may also consider whether such broker or dealer furnishes research and other information or services to the Sub-Adviser. To the extent permitted by law, and consistent with its obligation to seek best execution, the Sub-Adviser may, except where otherwise directed by the Board, execute transactions or pay a broker-dealer a commission or markup in excess of that which another broker-dealer might have charged for executing a transaction provided that the Sub-Adviser determines, in good faith, that the execution is appropriate or the commission or markup is reasonable in relation to the value of the brokerage and/or research services provided, viewed in terms of either that particular transaction or the Sub-Adviser's overall responsibilities with respect to the Fund and other clients for which it acts as investment adviser;

     f) Adhere to the investment objective, strategies and policies and procedures of the Trust adopted on behalf of each Fund; and

     g) Meet the service level performance standards that the parties may agree to from time to time.

     4. CONFIDENTIALITY OF INFORMATION. Each party agrees that it will treat confidentially all information provided by another party regarding such other party's business and operations, including without limitation the investment activities or holdings of a Fund. All confidential information provided by a party hereto shall not be disclosed to any unaffiliated third party without the prior consent of the providing party. The foregoing shall not apply to any information that is public when provided or thereafter becomes public or which is required to be disclosed by any regulatory authority in the lawful and appropriate exercise of its jurisdiction over a party, by any auditor of the parties hereto, by judicial or administrative process or otherwise by applicable law or regulation.

     5. SERVICES NOT EXCLUSIVE. The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its provision of services under this Agreement is not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two or more accounts managed by the Sub-Adviser, the available securities or investments may be allocated in a manner believed by the Sub-Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by a Fund or the size of the position obtainable for or disposed of by a Fund.

     6. DELIVERY OF DOCUMENTS. The Trust will provide the Sub-Adviser with copies, properly certified or authenticated, of each of the following:

     a) the Trust's Certificate of Trust, as filed with the Secretary of State of Delaware, and Declaration of Trust (such Declaration of Trust, as presently in effect and as from time to time amended, is herein called the "Declaration of Trust");

     b) the most recent prospectus(es) and statement(s) of additional information relating to each Fund (such prospectus(es) together with the related statement(s) of additional information, as presently in effect and all amendments and supplements thereto, are herein called the "Prospectus"); and

     c) any and all applicable policies and procedures approved by the Board.

The Trust will promptly furnish the Sub-Adviser with copies of any and all amendments of or additions or supplements to the foregoing.

     7. BOOKS AND RECORDS. In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records that it maintains for each Fund under this Agreement are the property of the Trust and further agrees to surrender promptly to the Trust or the Adviser any of such records upon request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act the records required to be maintained by Rule 31a-1 under the 1940 Act.

     8. EXPENSES OF THE FUNDS. Except to the extent expressly assumed by the Sub-Adviser and except to any extent required by law to be paid or reimbursed by the Sub-Adviser, the Sub-Adviser shall have no duty to pay any ordinary operating expenses incurred in the organization and operation of the Funds. Ordinary operating expenses include, but are not limited to, brokerage commissions and other transaction charges, taxes, legal, auditing, printing, or governmental fees, other Fund service providers' fees and expenses, including those related to third party pricing of portfolio securities, expenses of issue, sale, redemption and repurchase of shares, expenses of registering and qualifying shares for sale, expenses relating to Board and shareholder meetings, and the cost of preparing and distributing reports and notices to shareholders. The Sub-Adviser shall pay all other expenses directly incurred by it in connection with its services under this Agreement.

     9. COMPENSATION. Except as otherwise provided herein, for the services provided to each Fund and the expenses assumed pursuant to this Agreement, the Adviser will pay the Sub-Adviser and the Sub-Adviser will accept as full compensation therefor a fee determined in accordance with Schedule I attached hereto. It is understood that the Adviser shall be solely responsible for compensating the Sub-Adviser for performing any of the duties delegated to the Sub-Adviser and the Sub-Adviser agrees that it shall have no claim against the Trust or any Fund with respect to compensation under this Agreement. To the extent that the advisory fee that the Trust would be obligated to pay to the Adviser with respect to a Fund pursuant to the Investment Management Services Agreement is reduced or reimbursed, the fee that the Sub-Adviser would otherwise receive pursuant to this Agreement shall be reduced or reimbursed proportionately.

     10. LIABILITY OF SUB-ADVISER. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Adviser or the Trust in connection with the performance of its duties under this Agreement, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser or any of its officers, directors or employees, in connection with the performance of their duties under this Agreement, from reckless disregard by it or its officers, directors or employees of any of their obligations and duties under this Agreement, or from any violations of securities laws, rules, regulations, statutes and codes, whether federal or state, by the Sub-Adviser or any of its officers, directors or employees.

     11. INDEMNIFICATION. The Sub-Adviser shall indemnify and hold harmless the Funds and the Adviser from and against any and all direct or indirect claims, losses, liabilities or damages (including reasonable attorney's fees and other related expenses) resulting from a breach of fiduciary duty with respect to the receipt of compensation for services, from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser or any of its officers, directors or employees, in connection with the performance of their duties under this Agreement, from reckless disregard by it or its officers, directors or employees of any of their obligations and duties under this Agreement, or resulting from any violations of securities laws, rules, regulations, statutes and codes, whether federal or state, by the Sub-Adviser or any of its officers, directors or employees; provided, however, that the Sub-Adviser shall not be required to indemnify or otherwise hold the Funds or the Adviser harmless under this Section 11 where the claim against, or the loss, liability or damage experienced by the Funds or the Adviser, is caused by or is otherwise directly related to the Funds' or the Adviser's own willful misfeasance, bad faith or negligence, or to the reckless disregard by the Funds or the Adviser of their duties under this Agreement.

     12. TERM AND APPROVAL. This Agreement will become effective as of the date set forth herein above, and shall continue in effect until the second anniversary of its effective date. This Agreement will become effective with respect to each additional Fund as of the date set forth on Schedule I when each such Fund is added thereto. The Agreement shall continue in effect for a Fund after the second anniversary of the effective date for successive annual periods ending on each anniversary of such date, provided that the continuation of the Agreement is specifically approved for the Fund at least annually:

     a) (i) by the Board or (ii) by the vote of "a majority of the outstanding voting securities" of the Fund (as defined in Section 2(a)(42) of the 1940 Act); and

     b) by the affirmative vote of a majority of the Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940 Act) of a party to this Agreement (other than as Trustees of the Trust), by votes cast in person at a meeting specifically called for such purpose.

     13. TERMINATION. This Agreement may be terminated without payment of any penalty at any time by:

     a) the Trust with respect to a Fund, by vote of the Board or by vote of a majority of a Fund's outstanding voting securities, upon sixty (60) days' written notice to the other parties to this Agreement; or

     b) the Adviser or the Sub-Adviser with respect to a Fund, upon sixty
        (60) days' written notice to the other parties to this Agreement.

      Any party entitled to notice may waive the notice provided for herein. This Agreement shall automatically terminate in the event of its assignment, unless an order is issued by the Commission conditionally or unconditionally exempting such assignment from the provisions of Section 15(a) of the 1940 Act, in which event this Agreement shall remain in full force and effect subject to the terms of such order. For the purposes of this paragraph, the definitions contained in Section 2(a) of the 1940 Act and the applicable rules under the 1940 Act shall apply.

     14. CODE OF ETHICS. The Sub-Adviser represents that it has adopted a written code of ethics complying with the requirements of Rule 17j-1 under the 1940 Act and will provide the Adviser or the Trust with a copy of such code, any amendments or supplements thereto and its policies and/or procedures implemented to ensure compliance therewith.

     15. INSURANCE. The Sub-Adviser shall maintain for the term of this Agreement and provide evidence thereof to the Trust or the Adviser a blanket bond and professional liability (error and omissions) insurance in an amount reasonably acceptable to Adviser.

     16. REPRESENTATIONS AND WARRANTIES. Each party to this Agreement represents and warrants that the execution, delivery and performance of its obligations under this Agreement are within its powers, have been duly authorized by all necessary actions and that this Agreement constitutes a legal, valid and binding obligation enforceable against it in accordance with its terms. The Sub-Adviser further represents and warrants that it is duly registered as an investment adviser under the Advisers Act.

     17. AMENDMENT OF THIS AGREEMENT. No provision of this Agreement may be changed, waived, discharged or terminated orally, except by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

    18. NOTICES. Any notices under this Agreement shall be in writing, addressed and delivered or mailed postage paid to such address as may be designated for the receipt of such notice. Until further notice, it is agreed that the address of the Trust shall be One Financial Center, Boston, Massachusetts, 02111, Attention: Secretary, that of the Adviser shall be 100 Federal Street, Boston, MA 02110, Attention: President, and that of the Sub-Adviser shall be MacKay Shields

LLC, 9 West 57th Street, New York, New York 10019, Attention: General Counsel. The Sub-Adviser agrees to promptly notify the Adviser and the Trust in writing of the occurrence of any event which could have a material impact on the performance of its duties under this Agreement, including but not limited to (i) the occurrence of any event which could disqualify the Sub-Adviser from serving as an investment adviser pursuant to Section 9 of the 1940 Act; (ii) any material change in the Sub-Adviser's business activities; (iii) any event that would constitute a change in control of the Sub-Adviser; (iv) any change in the portfolio manager or portfolio management team of a Fund; (v) the existence of any pending or threatened audit, investigation, examination, complaint or other inquiry (other than routine audits or regulatory examinations or inspections) relating to any Fund; and
(vi) any material violation of the Sub-Adviser's code of ethics.

     19. RELEASE. The names "Columbia Funds Series Trust" and "Trustees of Columbia Funds Series Trust" refer respectively to the Trust created by the Declaration of Trust and the Trustees as Trustees but not individually or personally. All parties hereto acknowledge and agree that any and all liabilities of the Trust arising, directly or indirectly, under this Agreement will be satisfied solely out of the assets of the Trust and that no Trustee, officer or shareholder shall be personally liable for any such liabilities. All persons dealing with any Fund of the Trust must look solely to the property belonging to such Fund for the enforcement of any claims against the Trust.

     20. MISCELLANEOUS. This Agreement contains the entire understanding of the parties hereto. Each provision of this Agreement is intended to be severable. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

     21. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, Delaware law and the federal securities laws, including the 1940 Act and the Advisers Act.

     22. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.

     23. USE OF THE NAME "COLUMBIA FUNDS". The Sub-Adviser agrees that it will not use the name "Columbia Funds", any derivative thereof, or the name of the Adviser, the Trust or any Fund except in accordance with such policies and procedures as may be mutually agreed to in writing.

     IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below as of the day and year first above written.



                                       COLUMBIA FUNDS SERIES TRUST
                                       on behalf of the Funds


                                       By:   /s/ Joseph F. DiMaria
                                          ---------------------------
                                       Name:  Joseph F. DiMaria
                                       Title: Chief Accounting Officer

                                       COLUMBIA MANAGEMENT INVESTMENT ADVISERS,
                                       LLC

                                       By:   /s/ Amy K. Johnson
                                          ---------------------------
                                       Name:  Amy K. Johnson
                                       Title: Senior Vice President

                                       MACKAY SHIELDS LLC

                                       By:   /s/ Lucille Protas
                                          ---------------------------
                                       Name:  Lucille Protas
                                       Title: Acting Chief Executive Officer



                        INVESTMENT SUB-ADVISORY AGREEMENT

                                SCHEDULE I

The Adviser shall pay the Sub-Adviser, as full compensation for services provided and expenses assumed hereunder, a sub-advisory fee for each Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Fund:


FUND                                                     RATE OF COMPENSATION                                  EFFECTIVE DATE
---------------------------  ---------------------------------------------------------------------------  -------------------------
Columbia High Income Fund    - 0.40% of average daily net assets up to and including $100 million         May 1, 2010

                             - 0.375% of average daily net assets in excess of $100 million and up to and including $200 million

                             - 0.35% of average daily net assets in excess of $200 million

Current as of the 1st day of May, 2010.


                                    COLUMBIA FUNDS SERIES TRUST
                                    on behalf of the Funds

                                    By: /s/ Joseph F. DiMaria
                                       --------------------------
                                    Name:  Joseph F. DiMaria
                                    Title: Chief Accounting Officer

                                    COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC

                                    By: /s/ Amy K. Johnson
                                       --------------------------
                                    Name:  Amy K. Johnson
                                    Title: Senior Vice President

                                    MACKAY SHIELDS LLC

                                    By: /s/ Lucille Protas
                                       --------------------------
                                    Name:  Lucille Protas
                                    Title: Acting Chief Executive Officer





                        INVESTMENT SUB-ADVISORY AGREEMENT